Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-288760) of Strategic Storage Trust VI, Inc. of our report dated March 24, 2026, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Costa Mesa, California

March 24, 2026